Exhibit 10.48

CONFORMED COPY

395 Hudson Street 3rd Floor New York, NY 10014 212.624.3700

As of November 2, 2016

Martin J. Wygod

c/o WebMD Health Corp.

395 Hudson St. – 3rd Floor

New York, NY 10014

Dear Marty:

Reference is made to the grant of (i) a nonqualified option to purchase 100,000 shares of WebMD Health Corp.’s (the “Company”) Common Stock made to you on November 2, 2016 (the “2016 Option”) as evidenced by the Option Agreement dated November 2, 2016 (the “Option Agreement”) and (ii) 25,000 shares of the Company’s restricted Common Stock made to you on the same date (the “2016 Restricted Stock Grant” and collectively with the 2016 Option, the “2016 Grants”) and evidenced by a Restricted Stock Agreement dated November 2, 2016 (the “Restricted Stock Agreement”). Notwithstanding anything to the contrary contained in the Option Agreement or the Restricted Stock Agreement, the 2016 Grants are “Outstanding Equity” for purposes of the Employment Agreement between you and the Company dated August 3, 2005, as amended, and will be afforded the protections contained in such Employment Agreement.

Except as set forth herein, the Option Agreement and the Restricted Stock Agreement remain in full force and effect.

Sincerely,

WEBMD HEALTH CORP

By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

Agreed to:

/s/ Martin J. Wygod
Martin J. Wygod